Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dell Technologies Inc. of our report dated March 24, 2022 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Dell Technologies Inc.’s Annual Report on Form 10-K for the year ended January 28, 2022.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

June 6, 2022